AMENDMENT TO EMPLOYMENT AGREEMENT
BETWEEN MAX BRODÉN AND
AFLAC INCORPORATED

THIS AMENDMENT (“Amendment”) is entered into as of the day last set forth below by and between Aflac Incorporated, a Georgia corporation (hereinafter referred to as “Corporation”) and Max Brodén (hereinafter referred to as “Employee”).

W I T N E S S E T H:

WHEREAS, Corporation and Employee entered into an Employment Agreement dated April 29, 2021 (as amended, the “Employment Agreement”);

WHEREAS, Corporation has created a new, more senior title for certain officers and has determined that Employee should be awarded such title; and

WHEREAS, Corporation and Employee desire to modify the Employment Agreement, effective as of the effective date set forth below to memorialize Employee’s new title;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth and contained herein, Corporation and Employee agree that the Employment Agreement shall be modified as follows:

1.Paragraphs 1, 2 and 3 shall be amended by substituting in lieu of “Executive Vice President, Chief Financial Officer and Treasurer of Corporation” each time it appears, the following:

“Senior Executive Vice President, Chief Financial Officer of Corporation”

2.Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms and continue to bind the parties.

3.This Amendment shall be effective as of January 1, 2025.

IN WITNESS WHEREOF, Corporation has hereunto caused its duly authorized executive to execute this Amendment on behalf of Corporation, and Employee has hereunto set his hand and seal, all of which may be done in duplicate originals, as of the 1 day of November, 2024 .

AFLAC INCORPORATED

By:	/s/ Daniel P. Amos	/s/ Max Brodén
Title:	Chairman and Chief Executive Officer	MAX BRODÉN